UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2010

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 4, 2010, Pervasive Software Inc. (the “Company”) filed with the SEC its Schedule 14 A Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (“Proxy Statement”) for the Annual Meeting of Stockholders to be held November 15, 2010.

The Proxy Statement contains certain financial information (“Financial Information”) that the Company has at times in the past provided with its regular quarterly earnings announcements and as such, the Company is filing this Form 8-K in order to make such Financial Information more broadly available to the public.

The Proxy Statement contained the following Financial Information:

•	During the 18 fiscal quarters ended September 30, 2010, the Company repurchased approximately 9,816,000 shares of its common stock on the open market under its various stock repurchase programs.

•	During the quarter ending September 30, 2010 alone, the Company repurchased approximately 1,224,000 shares of its common stock on the open market under its stock repurchase programs.

•	Outstanding stock options as of September 30, 2010 totaled 2,306,562, down from 3,796,725 as of June 30, 2006.

•	Issued and outstanding shares as of September 30, 2010 totaled approximately 15,991,000, down from 22,923,306 as of June 30, 2006.

Additionally, the Company is disclosing with this Form 8-K:

•

The 1,224,000 shares of Pervasive common stock acquired during the quarter ended September 30, 2010 were acquired on the open market at a total cost of approximately $6.0 million, or approximately $4.85 weighted average price per share.

•

The Company has approximately $5.7 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in July 2010. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ John Farr
John Farr President and Chief Executive Officer

Date: October 4, 2010